Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation / Formation	Ownership Interest
Energy Publishing Pty Limited	Australia	100%
IHS Australia Pty. Ltd.	Australia	100%
IHS Markit Group (Australia) Pty Ltd	Australia	100%
R.L. Polk Australia Pty Ltd	Australia	100%
IHS EMEA Holding SRL	Barbados	100%
IHS Markit Global SRL	Barbados	100%
“IHS Global” LLC	Belarus	100%
CoreOne Technologies Belgium BVBA	Belgium	100%
IHS Informcoese E Insight LTDA	Brazil	100%
Debtdomain Limited	British Virgin Islands	100%
Carfax Canada ULC	Canada	100%
IHS Markit Canada ULC	Canada	100%
Beijing Polk Cartac Vehicle Information Consulting Co., Ltd.	China	75%
CMAI Shanghai Ltd.	China	100%
Global Insight (Beijing) Ltd.	China	100%
IHS (Beijing) Trading Company Ltd	China	100%
IHS (Shenzhen) Company Limited	China	100%
IHS Markit Group Limited (WFOE)	China	100%
iSuppli Asia Shanghai Limited	China	100%
PFC Energy Beijing Ltd	China	100%
IHS Global Colombia S.A.S.	Colombia	100%
IHS Global APS	Denmark	100%
DerivXperts SAS	France	100%
IHS Global SAS	France	100%
Carfax Europe GmbH	Germany	97%
IHS Global GmbH	Germany	100%
Markit Indices GmbH	Germany	100%
CoreOne Technologies Hong Kong Limited	Hong Kong	100%
Global Insight (Hong Kong) Ltd.	Hong Kong	100%
IHS Hong Kong Limited	Hong Kong	100%
IHS Markit Group (Hong Kong) Limited	Hong Kong	100%
Ipreo Hong Kong Ltd.	Hong Kong	100%
iSuppli Asia Limited	Hong Kong	100%
CoreOne Technologies India Pvt Ltd	India	100%
IHS Global Private Ltd.	India	100%
Information Mosaic S/W Pvt Ltd	India	100%
Markit India Services Private Limited	India	100%
IHS Markit Indonesia PT	Indonesia	100%
IHS Finance ULC	Ireland	100%
Information Mosaic Limited	Ireland	100%
IHS Global S.R.L.	Italy	100%

IHS Markit Japan GK	Japan	100%
IHS Markit Kazakhstan LLP	Kazakhstan	100%
IHS Global Luxembourg SA	Luxembourg	100%
IHS Global (Malaysia) Sdn. Bhd.	Malaysia	100%
IHS Markit (Malaysia) Sdn. Bhd.	Malaysia	100%
Information Handling Services (Malaysia) Snd. Bhd.	Malaysia	95%
Information Mosaic Asia Sdn Bhd Ltd	Malaysia	100%
Information Handling Services Mexico, SA de CV	Mexico	100%
Carfax Nederlands BV	Netherlands	100%
IHS Global B.V.	Netherlands	100%
Markit NV	Netherlands	100%
IHS Global AS	Norway	100%
IHS Global Inc. LLC	Oman	100%
IHS Global Sp Z.o.o.	Poland	100%
IHS Global Limited (LLC)	Qatar	100%
OPISNavX Content Factory SRL	Romania	100%
Chemical Market Associates PTE. Ltd.	Singapore	100%
IHS Global Pte Limited.	Singapore	100%
IHS Markit Asia Pte Ltd	Singapore	100%
Ipreo Pte. Ltd.	Singapore	100%
IHS Information & Insight (Proprietary) Ltd.	South Africa	100%
Ipreo (Pty) Limited	South Africa	100%
ThinkFolio Pty Ltd	South Africa	100%
CSM Worldwide Korea Yuhan Hoesa	South Korea	100%
IHS Markit Korea Ltd	South Korea	100%
Carfax Historical De Vehiculos SL	Spain	100%
IHS Global Information Spain SL	Spain	100%
Carfax Sverige AB	Sweden	100%
IHS Global AB	Sweden	100%
IHS Global Capital GmbH	Switzerland	100%
IHS Global Finance GmbH	Switzerland	100%
IHS Global Funding GmbH	Switzerland	100%
IHS Global Holding GmbH	Switzerland	100%
IHS Global Investments GmbH	Switzerland	100%
IHS Markit Global SARL	Switzerland	100%
IHS Global Taiwan Limited	Taiwan	100%
CSM Worldwide (Thailand) Co. Ltd.	Thailand	100%
IHS Global (Thailand) Ltd	Thailand	100%
IHS Global FZ LLC	United Arab Emirates	100%
CoreOne Technologies Delta One Solutions Ltd.	United Kingdom	100%
DeriveXperts Ltd	United Kingdom	100%
H Woodward and Son Plc	United Kingdom	100%
Hemscott Holdings Ltd	United Kingdom	100%
Hemscott Investment Analysis Limited	United Kingdom	100%
Hemscott Limited	United Kingdom	100%
i-Deal MP Limited	United Kingdom	100%

IHS Global Investments Limited	United Kingdom	100%
IHS Global Limited	United Kingdom	100%
IHS Group Holdings Limited	United Kingdom	100%
IHS International Holdings Limited	United Kingdom	100%
IHS Markit Benchmark Administration Limited	United Kingdom	100%
IHS Markit Global Capital Limited	United Kingdom	100%
IHS Markit Global Finance Limited	United Kingdom	100%
IHS Markit Global Funding Limited	United Kingdom	100%
IHS Markit Global Limited	United Kingdom	100%
IHS Markit Group Holdings Limited	United Kingdom	100%
IHS Markit Healthcare Trustee Ltd	United Kingdom	100%
IHS Markit Holdings 2 Limited	United Kingdom	100%
IHS Markit Holdings Limited	United Kingdom	100%
IHS Markit Investments Limited	United Kingdom	100%
IHS Markit KYC Services Limited	United Kingdom	100%
IHS Markit Lending 1 Limited	United Kingdom	100%
IHS Markit Lending 2 Limited	United Kingdom	100%
IHSM EMEA Investment Ltd	United Kingdom	100%
IHSM Funding Singapore Ltd	United Kingdom	100%
IHSM Global Holdings Ltd	United Kingdom	100%
IHSM Holdings Germany Ltd	United Kingdom	100%
IHSM Holdings UK Ltd	United Kingdom	100%
IHSM Investment UK Ltd	United Kingdom	100%
Ipreo Capitalbridge Ltd	United Kingdom	100%
Ipreo Limited	United Kingdom	100%
Ipreo UK Holdings Ltd.	United Kingdom	100%
Marketpipe Limited	United Kingdom	100%
Markit Economics Limited	United Kingdom	100%
Markit EDM Limited	United Kingdom	100%
Markit Equities Limited	United Kingdom	100%
Markit Group Limited	United Kingdom	100%
Markit Group (UK) Limited	United Kingdom	100%
Markit Securities Finance Analytics Ltd	United Kingdom	100%
Markit Valuation Services Limited	United Kingdom	100%
Markit Valuations Limited	United Kingdom	100%
MarkitSERV FX Limited	United Kingdom	100%
MarkitSERV Holdings Limited	United Kingdom	100%
MarkitSERV Limited	United Kingdom	100%
Option Computers Limited	United Kingdom	100%
Prism Valuation Limited	United Kingdom	100%
RCP Trade Solutions Limited	United Kingdom	100%
Rushmore Associates Limited	United Kingdom	100%
Stocks Hotel and Country Club Limited	United Kingdom	100%
ThinkFolio Limited	United Kingdom	100%
CoreOne Technologies DeltaOne Solutions Inc.	California, USA	100%
IHS Herold Inc.	Connecticut, USA	100%

AMM Holding Corporation	Delaware, USA	78%
automotiveMastermind Inc.	Delaware, USA	100%
BBHCP CTI Holdco LLC	Delaware, USA	100%
Centerpoint Data, LLC	Delaware, USA	100%
Compliance Technologies International LLC	Delaware, USA	100%
CoreOne Technologies Holdings LLC	Delaware, USA	100%
CoreOne Technologies LLC	Delaware, USA	100%
Correctnet LLC	Delaware, USA	100%
DisplaySearch LLC	Delaware, USA	100%
Hemscott Americas, Inc.	Delaware, USA	100%
IHS Global Holding LLC	Delaware, USA	100%
IHS Global Inc.	Delaware, USA	100%
IHS Global Investments LLC	Delaware, USA	100%
IHS Holding Inc.	Delaware, USA	100%
IHS Inc.	Delaware, USA	100%
IHS Markit Global LLC	Delaware, USA	100%
IHS Markit KY3P LLC	Delaware, USA	80%
iLevel Solutions Holdings, LLC	Delaware, USA	100%
iLevel Solutions LLC	Delaware, USA	100%
Infinity Acquisition Finance Corp.	Delaware, USA	100%
Infinity Acquisition LLC	Delaware, USA	100%
Infinity Intermediate Holdings LLC	Delaware, USA	100%
Ipreo Data Inc.	Delaware, USA	100%
Ipreo Financing LLC	Delaware, USA	100%
Ipreo Funding LLC	Delaware, USA	100%
Ipreo Holdings LLC	Delaware, USA	100%
Ipreo InSite, Inc.	Delaware, USA	100%
Ipreo Japan LLC	Delaware, USA	100%
Ipreo LLC	Delaware, USA	100%
Ipreo LTS Holdco, LLC	Delaware, USA	100%
Ipreo LTS LLC	Delaware, USA	82.5%
Ipreo US LLC	Delaware, USA	100%
Ipreo Vision LLC	Delaware, USA	100%
Iredell Holdco 1, LLC	Delaware, USA	100%
Iredell Holdco 2, LLC	Delaware, USA	100%
JOC Group Inc.	Delaware, USA	100%
Markit CTI Holdings LLC	Delaware, USA	100%
Markit North America Inc.	Delaware, USA	100%
Markit On Demand Inc.	Delaware, USA	100%
Markit Securities Finance Analytics Inc.	Delaware, USA	100%
MarkitOne Holdings LLC	Delaware, USA	100%
MarkitSERV LLC	Delaware, USA	100%
PetroChem Wire LLC	Delaware, USA	100%
Premier Data Services Incorporated	Delaware, USA	100%
Private Market Connect LLC	Delaware, USA	50%
R.L. 2015 LLC	Delaware, USA	100%

R.L. Polk & Co	Delaware, USA	100%
Synaps Loans LLC	Delaware, USA	50.1%
Axxis Software, LLC	Maryland, USA	100%
Oil Price Information Service, LLC	Maryland, USA	100%
OPIS PointLogic LLC	Maryland, USA	100%
CSM Asia Corporation	Michigan, USA	100%
Global Mapping Strategies Inc.	Michigan, USA	100%
Polk Carfax Inc.	Michigan, USA	100%
Macroeconomic Advisers, LLC	Missouri, USA	100%
Macroeconomic Consultants Inc.	Missouri, USA	100%
The Transaction Auditing Group Inc.	Nevada, USA	100%
Carfax, Inc.	Pennsylvania, USA	100%
Data Logic Services Corp	Texas, USA	100%
Markit WSO Corporation	Texas, USA	100%
Purvin & Gertz LLC	Texas, USA	100%
Root Wireless, Inc.	Washington, USA	100%